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                                                                     EXHIBIT 1.1


                         EVEREN Unit Investment Trusts
                                   Series 42


                               TRUST AGREEMENT


     This Trust Agreement dated as of February 21, 1996 between EVEREN Securities, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For EVEREN Unit Investment Trusts, Equity Trusts, Effective November 7, 1995" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

                               WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

          (1) The equity securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement as indicated in each Trust named on the attached Schedule.


          (2) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount set forth in the section captioned "Essential Information" in the final Prospectus of the Trust (the "Prospectus") contained in Amendment No. 2 to the Trust's Registration Statement (Registration No. 333-00407) as filed with the Securities and Exchange Commission on February 21, 1996. The fractional undivided interest may (a) increase by the number of any additional Units issued pursuant to
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     Section 2.03, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decrease by the number of Units redeemed pursuant to Section 5.02.

          (3) The term "Deferred Sales Charge" shall mean the "deferred sales charge" as described in the Prospectus.

          (4) The terms "Income Account Record Date" and "Capital Account Record Date" shall mean the dates set forth under "Essential Information--Record and Computation Dates" in the Prospectus.

          (5) The terms "Income Account Distribution Date" and "Capital Account Distribution Date" shall mean the dates set forth under "Essential Information--Distribution Dates" in the Prospectus.

          (6) The term "Initial Date of Deposit" shall mean the date of this Trust Agreement as set forth above.

          (7) Section 1.01(20) is hereby stricken and replaced by the following:
     " "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, the actual number of shares of each Equity Security as a percent of all shares of Equity Securities necessary to cause the Trust portfolio to replicate, to the extent practicable, the Nasdaq-100 Index immediately prior to any subsequent deposit of Securities as determined by computer program output operated independent of the Depositor which tracks such index."

          (8) Section 2.01(b) is hereby amended by adding the following immediately after the first sentence of the second paragraph of such Section the following: "Such additional Securities may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Securities in the Trust most under-represented in the Trust's portfolio in comparison to their percentage weighting in the Nasdaq-100 Index as determined by computer program output operated independent of the Depositor which tracks such index."

          (9) The first sentence of Section 2.01(e) is hereby stricken and replaced with the following:

          "If Securities in the Trust are sold pursuant to Sections 3.07 or 8.02 hereof or if there are excess proceeds remaining after meeting redemption requests pursuant to Section 5.02, and the net proceeds of any such sale are not otherwise reinvested as provided in such Sections, the net proceeds of any such sale may be reinvested, if in the opinion of the Depositor it is in the best interests of the Unitholders to do so, in short term U.S. Treasury obligations maturing on or

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        prior to the next succeeding Capital Distribution Date or, if earlier,
        December 31 of the year of purchase (the "Reinvestment Securities")."

     (10) The number of Units of a Trust referred to in Section 2.03 is as set forth under "Essential Information--Number of Units" in the Prospectus.

     (11) Section 3.07(a) is hereby amended by adding the following subsections immediately after Section 3.07(a)(ix):

        "   (x)  that the Security has been removed from the Nasdaq-100 Index;
        or

            (xi) that computer program output operated independent of the Depositor which tracks the Nasdaq-100 Index indicates that the Security is over-represented in the Trust's portfolio in comparison to such Security's percentage weighting in such index."

     (12) Section 3.07 is hereby amended by changing the current subsection (c) to subsection (d) and adding the following as a new subsection (c):

        "   (c)  In the event a Security is sold pursuant to Section 3.07(a)(x), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of the Nasdaq-100 Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Nasdaq-100 Index as determined by computer program output operated independent of the Depositor which tracks such index. In the event a Security is sold pursuant to Section 3.07(a)(xi), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Nasdaq-100 Index as determined by computer program output operated independent of the Depositor which tracks such index. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security."

     (13) The second paragraph of Section 3.10 is hereby stricken and replaced with the following:

        "   In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or

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        without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee; provided, however, if such securities are components of the Nasdaq-100 Index, the Depositor may advise the Trustee to keep such securities. The cash received in such exchange and cash proceeds of any such sales shall, in the following priority, be
        (1) reinvested, to the extent practicable, into any Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Nasdaq-100 Index as determined by computer program output operated independent of the Depositor which tracks such index or (2) distributed to Unitholders on the next Distribution Date in the manner set forth in Section 3.04(b) regarding distributions from the Capital Account. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security. Except as provided in Article VIII, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such rejection or sale."

     (14) Notwithstanding anything to the contrary in Section 3.10, if at any time equity securities of EVEREN Capital Corporation or any of its affiliates are included as Securities in the portfolio of the Trust and the Trustee shall have been notified of any action to be taken or proposed to be taken by holders of such Securities, then the Trustee shall take such action or refrain from taking any action so as to insure that such Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are the Securities held by owners other than the Trust.

     (15) Section 5.02 is hereby amended by adding the following immediately after the last sentence of the second paragraph of such Section:

            "If Securities in the Trust are sold for the payment of the Redemption Value and there are excess proceeds remaining after meeting redemption requests, the Depositor may, but is not obligated to, instruct the Trustee to reinvest such excess proceeds into any Securities which are under-represented in the Trust's portfolio in comparison to their percentage weighting in the Nasdaq-100 Index as determined by computer program output operated independent of the Depositor which tracks such index."

     (16) For the purposes of Section 6.01(g), the liquidation amount is the amount set forth under "Essential Information--Minimum Value of Trust under which Trust Agreement may be Terminated" in the Prospectus.

     (17) Notwithstanding anything to the contrary herein, if at any time the Nasdaq-100 Index shall no longer be compiled, maintained or made available, the Depositor

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may (a) direct that the Trust created hereby continue to be operated hereunder utilizing the components of the Nasdaq-100 Index, and the percentage weightings of such components, as existed on the last date on which the Nasdaq-100 Index components and weightings were available to the Trust or (b) direct the Trustee to terminate this Indenture and the Trust created hereby and liquidate the Trust in such manner as the Depositor shall direct.









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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.


                                       EVEREN Securities, Inc.,
                                          Depositor



                                       By      Robert K. Burke
                                          ---------------------------
                                            Senior Vice President



                                       THE BANK OF NEW YORK,
                                          Trustee



                                       By     Ted Rudish
                                          ---------------------------
                                            Vice President
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                                  SCHEDULE A


                        Securities Initially Deposited
                         EVEREN Unit Investment Trusts
                                   Series 42






     (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)